As filed with the Securities and Exchange Commission on November 28, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ELECTRONIC ARTS INC.
(Exact name of registrant as specified in its charter)

Delaware	94-2838567
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

209 Redwood Shores Parkway
Redwood City, California 94065
(650) 628-1500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jacob J. Schatz
Kyuli Oh
Jonathan M. Amt
209 Redwood Shores Parkway
Redwood City, California 94065
(650) 628-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
William B. Brentani
Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, California 94304
(650) 251-5000

    Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

PROSPECTUS

ELECTRONIC ARTS INC.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Securities Purchase Contracts
Warrants
Units

We may offer and sell any combination of the securities described in this prospectus in one or more series from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities. A prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus.

You should read this prospectus and any prospectus supplements carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. We may sell the securities to or through underwriters, dealers, agents or other third parties, or directly to purchasers, on a continuous or delayed basis through a public offering or negotiated purchases.

Our common stock is quoted on the NASDAQ Global Select Market under the symbol “EA.” Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

Investing in our securities involves certain risks. You should carefully consider the risks described under “Risk Factors” on page 3 of this prospectus as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated November 28, 2023

ABOUT THIS PROSPECTUS

    This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act using a “shelf” registration process. Under this shelf registration process, we may offer from time to time any combination of securities described in this prospectus in one or more offerings in amounts and with prices and other terms to be determined. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the terms of the particular securities to be offered. The prospectus supplements may also add, update, change or supersede information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the information in the applicable prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement and any free writing prospectus, together with additional information incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement, as well as information described below under the heading “Where You Can Find More Information” before deciding whether to invest in any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional or different information. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of any offer to buy any securities other than the securities to which they relate, nor do this prospectus and any applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus is accurate on any date other than their respective dates, even though this prospectus and any applicable prospectus supplement is delivered or securities are sold on a later date.

    In this prospectus, “Electronic Arts,” “EA,” “we,” “us” and “our” refer to Electronic Arts Inc., unless the context otherwise requires.

ELECTRONIC ARTS INC.

    Electronic Arts is a global leader in digital interactive entertainment. We develop, market, publish and deliver games, content and services that can be experienced on game consoles, PCs, mobile phones and tablets. We were initially incorporated in California in 1982. In September 1991, we were reincorporated under the laws of Delaware. Our principal executive offices are located at 209 Redwood Shores Parkway, Redwood City, California 94065 and our telephone number is (650) 628-1500.

Our website address is www.ea.com. The information on, or that may be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

    Investing in our securities involves certain risks. Before you invest in our securities, you should carefully consider the risk factors described under the caption “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, if any, which are incorporated or deemed to be incorporated by reference in this prospectus as well as any risk factors that may be set forth in any applicable prospectus supplement, and any other documents that we incorporate by reference into this prospectus. See “Where you Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus and any applicable prospectus supplement and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We use words such as “anticipate,” “believe,” “expect,” “intend,” “estimate”, “plan”, “predict”, “seek”, “goal”, “will”, “may”, “likely”, “should”, “could”, “continue”, “potential” (and the negative of any of these terms), “future” and similar expressions to identify forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our business, projections of markets relevant to our business, uncertain events and assumptions and other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements consist of, among other things, statements related to our business, operations and financial results, industry prospects, our future financial performance, and our business plans and objectives, and may include certain assumptions that underlie the forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s expectations at the time they were made. Our actual results could differ materially from those expressed in or implied by these forward-looking statements. Risks and uncertainties that may cause actual results to differ materially from the forward-looking statements are discussed under the heading “Risk Factors” of this prospectus and any applicable prospectus supplement and in the documents incorporated by reference or deemed to be incorporated by reference in this prospectus and any applicable prospectus supplement, including our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, if any. We assume no obligation to revise or update any forward-looking statement for any reason, except as required by law.

USE OF PROCEEDS

Unless otherwise specified in any applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities to which this prospectus relates for general corporate purposes. General corporate purposes may include funding for working capital, financing capital expenditures, research and development, marketing and distribution efforts and, if opportunities arise, for acquisitions or strategic alliances. Pending such uses, we may invest the net proceeds in interest bearing securities.

DESCRIPTION OF CAPITAL STOCK

Under our Amended and Restated Certificate of Incorporation (“charter”), EA is authorized to issue up to 1,000,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. The following is a summary of some of the terms of our common stock and preferred stock. This summary is not complete, and is subject to and qualified by the provisions of our charter and our Amended and Restated Bylaws (“bylaws”), which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and may be obtained as described below under the heading “Where You Can Find More Information.” The terms of our common stock and preferred stock are also subject to and qualified by the applicable provisions of the Delaware General Corporation Law, (“DGCL”).

Common Stock

As of November 21, 2023, there were approximately 269,129,577 shares of common stock issued and outstanding.

The holders of shares of common stock vote together as one class on all matters as to which common stockholders are entitled to vote. Each share of common stock is entitled to one vote in all elections of directors and on all other matters submitted to a stockholder vote. Our bylaws require us to include in our proxy materials for an annual meeting of stockholders the name of any person nominated for election to our board of directors by a stockholder or group of up to 20 stockholders who own and have owned for at least three years, at least 3% (determined as provided in our bylaws) of our outstanding shares entitled to vote in the election of directors; provided that such stockholders give us written notice (the “Proxy Access Notice”) of such request within the time period set forth in our bylaws and such stockholders and their nominees satisfy the other requirements specified in our bylaws; and provided, further, that the number of such nominees whose names appear in our proxy materials shall not exceed the greater of (x) two nominees or (y) 20% of the number of directors in office as of the date of the Proxy Access Notice, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%), in each case subject to possible reduction as provided in our bylaws.

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of legally available funds therefore. In the event of our liquidation, dissolution or winding up, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The common stock currently outstanding is fully paid and nonassessable.

Preferred Stock

Pursuant to our charter, our board of directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations, or restrictions thereof, and to increase or decrease the shares of any such series (but not below the number of shares of such series then outstanding). As of the date of this prospectus, no shares of our preferred stock were outstanding.

Anti-Takeover Effects of our Charter and Bylaws

    Certain provisions of our charter and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of EA. For example, our charter and bylaws include provisions that

•provide that, except as otherwise required by law, special meetings of the stockholders for any purpose or purposes may only be called by the chairman of our board of directors or by the board of directors upon written request by one or more stockholders owning, in the aggregate, at least 15% of the outstanding shares entitled to vote on the matter or matters to be brought before the proposed special meeting, determined in accordance with the provisions of the our bylaws, and who otherwise comply with such other requirements and procedures set forth in our bylaws;
•provide that, except as otherwise required by law, stockholders may act by written consent only if the applicable requirements and procedures set forth in our charter are followed, including the requirement that at least 25% of our outstanding shares of common stock must request that our board of directors set a record date to determine the stockholders entities to act by written consent;

•establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors; and
•authorize EA’s board of directors to cause the issuance of, in one or more series, preferred stock and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

DESCRIPTION OF THE DEBT SECURITIES

The following is a general description of the debt securities and the indenture to which this prospectus and any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of the debt securities to be sold by us. Unless otherwise stated, any senior debt securities and any subordinated debt securities are together referred to as “debt securities.”

General

We may issue from time to time one or more series of debt securities under an indenture, dated as of February 24, 2016, by and between us and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, as supplemented from time to time (the “indenture”).

The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior debt. The indenture does not limit the amount of debt securities that we may issue.

The following description of the debt securities is not complete and is subject to, and qualified in its entirety by, the detailed provisions of the indenture. The indenture is included as an exhibit to the registration statement of which this prospectus is a part. Whenever particular provisions of the indenture or terms defined in the indenture are referred to, those provisions or definitions are incorporated by reference. We urge you to read the indenture because the indenture defines your rights as a holder of debt securities, and describes in detail the terms of the debt securities summarized below. If any particular terms of the debt securities described in the applicable prospectus supplement differ from the terms described in this prospectus, then the terms described in the applicable prospectus supplement will amend, supplement or supersede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended.

Terms Applicable to Debt Securities

The prospectus supplement for a particular series of debt securities will contain the specific terms of the series of debt securities, which may include the following:

•the classification as senior or subordinated debt securities and, if applicable, the subordination provisions that will apply;
•the designation, the aggregate principal amount, the purchase price and the authorized denominations, if other than $2,000 and integral multiples of $1,000 thereafter;
•the percentage of the principal amount at which the debt securities will be issued;
•the maturity date or dates;
•the currency, currencies or currency units in which payments on the debt securities will be payable;
•if other than the remaining outstanding principal amount, the principal amount of the debt securities that we will pay upon acceleration of their maturity;
•if other than the trustee, the identity of each security registrar and/or paying agent;
•the interest rate or rates, if any, or the method of determination of such rate or rates;
•the place or places where the principal of and any interest shall be payable;
•if applicable, the premium or discount with which such debt securities will be issued or the method of determination of such premium or discount;
•the date or dates from which the interest, if any, shall accrue, the dates on which the interest, if any, will be payable and the method of determining holders to whom any of the interest shall be payable;
•the prices, if any, at which, and the dates at or after which, we may or must repay, repurchase or redeem the debt securities;
•any right or requirement to convert the debt securities into, or exchange the debt securities for, shares of our common stock or other securities or property and the factors considered in determining the conversion price or prices;
•any provision relating to any security provided for the debt securities;
•any sinking fund obligation with respect to the debt securities;
•whether the debt securities will be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities;
•whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity of the depositary;
•the stock exchanges or securities associations, if any, on which the debt securities may be listed or quoted;
•any addition to or change in the events of default, covenants or defeasance provisions in the indenture;

•any way in which rights in respect of the debt securities are materially limited or qualified by the rights of any other authorized class of securities;
•if applicable, any material United States federal income tax consequences; and
•any other material terms of the debt securities, consistent with the provisions of the indenture.

Unless otherwise specified in the applicable prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months.

Some of the debt securities may be issued as discounted debt securities, which are debt securities sold at a substantial discount below their stated principal amount. The prospectus supplement relating to any discounted series of debt securities will describe any special consequences applicable to discounted debt securities.

The indenture does not contain any provisions that:

•limit our ability to incur indebtedness or issue any securities;
•require us to declare dividends or require the maintenance of any asset ratios or the creation or maintenance of reserves; or
•provide protection in the event we choose to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

Conversion and Exchange

We may issue debt securities that are convertible into or exchangeable for our common stock or preferred stock, other securities registered under the registration statement of which this prospectus is a part, property or cash, or a combination of any of them. The terms, if any, on which debt securities of any series will be convertible or exchangeable will be summarized in the prospectus supplement relating to those debt securities. Those terms may include provisions, as applicable, for conversion or exchange on a mandatory basis, at your option, or at our option, in which case the number of shares of our common stock or preferred stock, or the other securities registered under the registration statement of which this prospectus is a part, property or cash, to be received upon the conversion or exchange of those debt securities would be calculated according to the factors and at such time as summarized in the related prospectus supplement. The applicable prospectus supplement will include a discussion of any material United States federal income tax consequences applicable to any such convertible or exchangeable debt securities.

Reopening of Issue

We may, from time to time, reopen an issue of debt securities and issue additional debt securities with the same terms (including maturity date and interest rate) as debt securities issued on an earlier date. After such additional debt securities are issued, they will be fungible with the debt securities issued on the earlier date to the extent specified in the applicable prospectus supplement.

Ranking

The senior debt securities will be unsecured, and will rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The ranking of the subordinated debt securities will be described in the applicable prospectus supplement.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of debt securities protection in the event we have a change of control of the Company.

Covenants

The indenture provides that for so long as any debt securities remain outstanding under the indenture, or any amount remains unpaid on any of the debt securities outstanding under the indenture, we will comply with the applicable terms of the covenants contained in the indenture and, with respect to a series of debt securities, such other covenants as may be provided in the terms of that series of debt securities and described in the applicable prospectus supplement. The indenture includes the following covenants:

Payment of Securities

We will duly and punctually pay the principal of, premium, if any, and interest on the debt securities in accordance with the terms of the debt securities and the indenture.

SEC Reports

We are subject to the informational reporting requirements of Sections 13 and 15(d) under the Exchange Act, and, in accordance with those requirements, we file certain reports and other information with the SEC. See “Where You Can Find More Information” below. If Sections 13 and 15(d) cease to apply to us, so that we no longer file those reports or other information with the SEC, we will instead provide copies of the reports and information that would have been required under Sections 13 and 15(d) of the Exchange Act to the trustee.

Merger, Consolidation or Sale of Assets

We will not consolidate with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or group of affiliated persons in a single transaction or series of related transactions, unless:

•we are the surviving entity, or, if we are not the surviving entity, the surviving entity is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia;
•the surviving entity expressly assumes our obligations under the indenture and each outstanding series of debt securities and executes a supplemental indenture which is delivered, and is in form and substance reasonably satisfactory, to the trustee;
•immediately after giving effect to the transaction, no default shall have occurred and be continuing; and
•we or the surviving entity deliver to the trustee an officers’ certificate and an opinion of counsel, each in form reasonably satisfactory to the trustee, stating that the transaction or series of transactions and the supplemental indenture, if any, complies with the applicable provisions of the indenture and all conditions precedent provided for in the indenture have been complied with.

     If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our properties and assets occurs in accordance with the indenture, the surviving entity (if other than us) will succeed to, and be substituted for, and may exercise every right and power we have under the indenture with the same effect as if such surviving entity had originally been named in the indenture and, except for any lease, we will be discharged from all obligations and covenants under the indenture and the debt securities.

Events of Default

The following constitute “events of default” under the indenture with respect to a series of debt securities:

•default for 30 days in payment of any interest installment due and payable on any debt securities of such series;
•default in payment of principal when due and payable on the debt securities of such series;
•material default in our performance of any other covenant or agreement in respect of the debt securities of such series for 60 days after written notice has been given either to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the debt securities of such series then outstanding;
•events of bankruptcy, insolvency and reorganization specified in the indenture; and
•any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. An event of default under one series of debt securities may, but will not necessarily, constitute an event of default under any other series of debt securities.

The indenture provides that if an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to any series of debt securities, either the trustee or the registered holders of at least 25% in aggregate principal amount of that series of debt securities may, by notice in writing to us and the trustee if given by the registered holders, declare the principal amount of those debt securities, any premium and any accrued and unpaid interest on those debt securities to be due and payable immediately. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of, any premium and any accrued and unpaid interest on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any registered holder of outstanding debt securities. At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all events of default with respect to those debt securities have been cured or waived (other than the nonpayment of principal of such debt securities which has become due solely by reason of the declaration of acceleration) then the acceleration and its consequences shall be automatically annulled and rescinded.

The indenture requires that we file annually with the trustee a certificate describing any default by us in the performance of any conditions or covenants that has occurred under the indenture and the status of any such default.
The trustee is entitled under the indenture, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified before proceeding to exercise any right or power under the indenture at the direction of the registered holders of the debt securities or which requires the trustee to expend or risk its own funds or otherwise incur any financial liability. The indenture also provides that the registered holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to that series of debt securities. The trustee, however, may refuse to follow any such direction that conflicts with law or the indenture, is unduly prejudicial to the rights of other registered holders of that series of debt securities, or would involve the trustee in personal liability.

The indenture provides that while the trustee generally must mail notice of a default or an event of default to the registered holders of the debt securities of any series issued under the indenture within 90 days of the trustee’s knowledge of its occurrence, the trustee may withhold notice of any default or event of default (except with respect to a default in payment on the debt securities) if the trustee in good faith determines that the withholding of such notice is in the interest of the registered holders of that series of debt securities.

Modification and Waiver

We and the trustee may amend or supplement the indenture with respect to one or more series of debt securities if the holders of a majority in principal amount of the outstanding debt securities of each such series consent to it, except that no amendment or supplement may, without the consent of each affected registered holder of that series:

•reduce the amount of principal we must repay or change the date of maturity;
•reduce the rate or change the time of payment of interest;
•change the currency of payment;
•modify any redemption or repurchase right to the detriment of the holder;
•reduce the percentage of the aggregate principal amount of debt securities needed to consent to an amendment, supplement or waiver; or
•change the provisions of the indenture relating to waiver of past defaults, rights of registered holders of the debt securities to receive payments or amendments of the indenture that require the consent of registered holders of each affected series.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal, any premium or any interest on any debt security of that series or a default in respect of any provision that may not be amended without the consent of each affected registered holder of debt securities; provided, however, that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Actions by Holders

A holder of debt securities of a series may not pursue any remedy with respect to the indenture or such series (except a registered holder of debt securities of such series may bring an action for payment of overdue principal, premium, if any, or interest on its debt securities), unless:

•the registered holder has given notice to the trustee of such series of a continuing event of default;
•registered holders of at least 25% in principal amount of that series of debt securities have made a written request to the trustee of such series to pursue such remedy;
•such registered holder or holders have offered the trustee of such series security or indemnity satisfactory to the trustee against any loss, liability or expense;

•the trustee of such series has not complied with such request within 60 days of such notice, request and offer; and
•the registered holders of a majority in principal amount of that series of debt securities have not given the trustee of such series a direction inconsistent with the request during that 60-day period.

Defeasance, Discharge and Termination

Defeasance and Discharge

Unless otherwise provided in the terms of the particular series of debt securities and described in the applicable prospectus supplement, the indenture provides that we may discharge any and all of our obligations in respect of a series of debt securities, and, except with respect to certain provisions, the provisions of the indenture will no longer be in effect with respect to that series of debt securities on the 91st day after the date of the deposit with the trustee or paying agent, in trust, of money or U.S. Government Obligations in an amount sufficient to pay the principal, premium, if any, and interest on that series of debt securities, when due. Such discharge may only occur if, among other things:

•we shall have delivered to the trustee either:
◦an opinion of outside counsel with respect to certain tax matters as described in the indenture, including that registered holders of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or
◦a ruling of the Internal Revenue Service to that effect;
•no default under the indenture with respect to that series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after the date of deposit;
•the deposit shall not result in or constitute a default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and
•we have delivered to the trustee an officers’ certificate and opinion of counsel stating that such conditions have been complied with.

“U.S. Government Obligations” are defined under the indenture as securities that are (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States and which, in either case, are not callable or redeemable before their maturity.

Termination of Obligations in Certain Circumstances

The indenture provides that we may at any time terminate any and all obligations in respect of a series of debt securities and, except with respect to certain provisions, the provisions of the indenture will no longer be in effect with respect to that series of debt securities if that series of debt securities matures or is redeemable within one year of such time and we deposit with the trustee or paying agent, in trust, money or U.S. Government Obligations in an amount sufficient to pay the principal of, premium, if any, and accrued interest on that series of debt securities when due. Such obligations may only be terminated if, among other things:

•no default under the indenture with respect to that series shall have occurred and be continuing on the date of such deposit;
•the deposit will not result in or constitute a default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and
•we have delivered to the trustee an officers’ certificate and opinion of counsel stating that such conditions have been complied with.

If we terminate our obligations in respect of a series of debt securities pursuant to this provision, we are not required to deliver an opinion of counsel to the effect that registered holders of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and termination, and there is no assurance that registered holders of that series would not recognize income, gain or loss for U.S. federal income tax purposes as a result thereof or that they would be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and termination had not occurred.

Defeasance of Covenants

The terms of a series of debt securities may provide that we may omit to comply with certain provisions or covenants established with respect to that series of debt securities, and non-compliance with any such provision or covenant will not be deemed an event of default, on the 91st day following the deposit with the trustee or paying agent, in trust, of money or U.S. Government Obligations in an amount sufficient to pay the principal, premium, if any, and interest on that series of debt securities, when due. Our exercise of this option is subject to conditions specified in the indenture, including, among other things:

•we shall have delivered to the trustee an opinion of outside counsel with respect to certain tax matters as described in the indenture, including that registered holders of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of our option under this section and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if we had not exercised such option;
•no default under the indenture with respect to that series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after the date of deposit;
•the deposit shall not result in or constitute a default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and
•we have delivered to the trustee an officers’ certificate and opinion of counsel stating that such conditions have been complied with.

The prospectus supplement relating to that series of debt securities will describe the provisions, covenants and related events of default with respect to that series which may be defeased pursuant to this provision.

Unclaimed Money

Subject to any applicable abandoned property law, the indenture provides that the trustee will pay to us upon request any money held by the trustee for the payment of principal, premium, if any, or interest that remains unclaimed for two years. After payment to us, registered holders of debt securities entitled to such money must look to us for payment as general creditors.

Trustee and Paying Agent

U.S. Bank Trust Company, National Association will initially act as trustee and paying agent for the debt securities.

We will describe in the applicable prospectus supplement any material business and other relationships (including additional trusteeships) other than ordinary banking relationships and the trusteeship under the indenture, between us and any of our affiliates, on the one hand, and each trustee and paying agent under the indenture, on the other hand.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to that series, subject to exceptions described in the indenture. If an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care and skill a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder shall have offered to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense and then only to the extent required by the terms of the indenture.

Governing Law

The laws of the state of New York govern the indenture and will govern each series of debt securities.

Transfer and Exchange

Each debt security will be represented by either one or more global securities deposited with or on behalf of The Depository Trust Company, as Depositary (the “Depositary”), and registered in the name of the Depositary’s nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under such debt security and the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures summarized below of the Depositary or its nominee for the related global debt security and, if such person is not a direct participant of the Depositary, on the procedures of the indirect participant of the Depositary through which such person owns its interest, to exercise any rights of a holder under the indenture.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

About The Depositary

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary’s nominee. The Depositary is a:

•limited-purpose trust company organized under the New York Banking Law;
•“banking organization” under the New York Banking Law;
•member of the Federal Reserve System;
•“clearing corporation” under the New York Uniform Commercial Code; and
•“clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

The Depositary holds securities that its direct participants (each, a “direct participant”) deposit with the Depositary. Direct participants of the Depositary include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect participants of the Depositary (each, an “indirect participant”), such as securities brokers and dealers, banks and trust companies, can also access the Depositary’s system if they maintain a custodial relationship with a direct participant.
The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities:

Purchases of book-entry debt securities under the Depositary’s system must be made by or through direct participants, which will receive a credit for the book-entry debt securities on the Depositary’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the book-entry debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in book-entry debt securities, except as provided below.

Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

Under the book-entry format, the paying agent will pay interest or principal payments to the nominee of the Depositary. The Depositary’s practice is to credit the account of its direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner.

The Depositary is required to make book-entry transfers allowed in accordance with the indenture and the debt securities represented by the global securities on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the book-entry debt securities. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the book-entry debt securities on your behalf. We and the trustee have no responsibility for any aspect of the actions and/or inactions of the Depositary or any of its direct or indirect participants.

So long as the Depositary’s nominee is the registered owner of the global securities representing the debt securities, the trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through the Depositary and its direct participants. We understand that, under industry practice, in the event owners of beneficial interests in debt securities wish to take any action that the Depository or its nominee is entitled to take, the Depository would authorize the applicable participants to take such action, and that such participants would authorize beneficial owners owning through such participants to take such action.

The Depositary can only act on behalf of its direct participants. Your ability to pledge book-entry debt securities to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your book-entry debt securities.

Neither the Depositary nor its nominee will consent or vote with respect to the book-entry debt securities unless authorized by a direct participant in accordance with the Depositary’s procedures. Under its usual procedures, the Depositary will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

The Depositary has agreed to the foregoing procedures in order to facilitate transfers of the book-entry debt securities among participants of the Depositary. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we will issue certificated debt securities of any series if an event of default has occurred and is continuing with respect to such series. We may also at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

    We have obtained the foregoing information concerning the Depositary and the Depositary’s book-entry systems and procedures from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase our debt securities, common stock, preferred stock, depositary shares or units. Unless otherwise provided in the applicable prospectus supplement, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. Additional information regarding any warrants we may offer and the related warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

    We may offer depositary shares representing fractional interests in shares of our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary. Depositary shares may be evidenced by depositary receipts issued pursuant to the related deposit agreement. Additional information regarding any depositary shares we may offer, the series of preferred stock represented by those depositary shares and the related deposit agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS

    We may issue purchase contracts for the purchase or sale of, among other things, any of our securities described in this prospectus. Unless otherwise provided in the applicable prospectus supplement, each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, the securities specified in the applicable prospectus supplement at a specified price or prices, which may be based on a formula, all as set forth in the applicable prospectus supplement. Additional information regarding any purchase contracts we may offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

    We may issue units consisting of any of our other securities described in this prospectus. Additional information regarding any units that we may offer will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

    We will set forth a description of the plan of distribution of the securities that may be offered pursuant to this prospectus in the applicable prospectus supplement.

VALIDITY OF SECURITIES

The validity of the issuance of the securities offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP.

EXPERTS

The consolidated financial statements of Electronic Arts Inc. as of April 1, 2023 and April 2, 2022, and for each of the fiscal years in the three fiscal year period ended April 1, 2023, and related financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting as of April 1, 2023, have been incorporated by reference in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the unaudited condensed consolidated interim financial statements for the quarterly periods ended July 1 and September 30, 2023, incorporated by reference herein, the independent registered public accounting firm, has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company’s quarterly reports on Form 10-Q for the quarterly periods ended July 1 and September 30, 2023, incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited condensed consolidated interim financial statements because those reports are not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov from which interested persons can electronically access our SEC filings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus constitutes part of a registration statement filed under the Securities Act. The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities hereby.

The following documents filed with the SEC are incorporated by reference in this prospectus:

1.Our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed on May 24, 2023 (including the portions of our Definitive Proxy Statement on Schedule 14A , filed on June 23, 2023, for the 2023 annual meeting of stockholders incorporated by reference therein);

2.Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed on August 8, 2023 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed on November 7, 2023;

3.Our Current Reports on Form 8-K filed on June 20, 2023, August 1, 2023 (with respect to Item 8.01 only), August 14, 2023 and November 1, 2023 (with respect to Item 8.01 only).

4.The description of our common stock filed as Exhibit 4.02 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed on May 24, 2023.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

    We will furnish without charge to each person to whom this prospectus is delivered, including any beneficial owner, on written or oral request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for such documents to Electronic Arts Inc., Attention: Investor Relations, 209 Redwood Shores Parkway, Redwood City, CA 94065, telephone: (650) 628-0406. You may also access all of the documents above and incorporated by reference into this prospectus free of charge at our website www.ea.com. The reference to our website does not constitute incorporation by reference of the information contained on such website.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

All of the amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$ (1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee’s fees and expenses	(2)
Printing fees and expenses	(2)
Miscellaneous expenses	(2)
Rating agency fees	(2)
Total	(1)(2)

(1)    This registration statement relates to the registration of securities having an indeterminate maximum aggregate principal amount. Payment of the registration fee has been deferred and will be made in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

(2)    These fees will be calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time. These fees, if any, will be reflected in the applicable prospectus supplement.

Item 15.     Indemnification of Directors and Officers

Section 145 of the DGCL allows a Delaware corporation to indemnify any person who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation), by reason of the fact that the person is or was an officer or director of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that the person (a) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and (b) in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify its officers and directors in an action by or in the right of the corporation under the same conditions, except that judicial approval of the indemnification is required if the officer or director is judged to be liable to the corporation in respect of any claim, issue or matter. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the officer or director against the expenses which he or she actually and reasonably incurred. Article 6 of our bylaws provides for the indemnification of our directors and officers to the fullest extent permissible under Delaware law, and if Delaware law is amended to further eliminate or reduce directors’ and officers’ liability to a Delaware corporation, our directors’ and officers’ liability shall be so eliminated or reduced as well.

In addition, in accordance with the DGCL, Article 7 of our charter limits the personal liability of our directors for violations of their fiduciary duty. This provision eliminates each director’s liability to us or our stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

We have entered into indemnification agreements with our directors and officers. These agreements provide indemnity rights to the maximum extent permitted by law. While the indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against us or our directors or officers, if a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit may be borne by us because, although any such recoveries would accrue to our benefit, they may be offset by our obligations to the director or officer under the indemnification agreement. In addition, our officers and directors are insured under an officers and directors liability insurance policy.

The form of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement may provide for indemnification of our directors and officers by the underwriters against certain liabilities.

Item 16.     Exhibits

The Exhibit Index filed herewith and appearing immediately before the required signatures hereto is incorporated by reference in this Item 16.

Item 17.     Undertakings

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description of the Document

1.1*	Form of Underwriting Agreement.
4.1(1)	Specimen Common Stock Certificate.
4.2(2)	Indenture, dated as of February 24, 2016, between Electronic Arts Inc. and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee.
4.3(2)
First Supplemental Indenture, dated as of February 24, 2016, between Electronic Arts Inc. and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee.

4.4(3)
Second Supplemental Indenture, dated as of February 11, 2021, between Electronic Arts Inc. and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee.

4.4*	Form of Supplemental Indenture, including Form of Note.
4.5(4)	Description of Securities.
5.1**	Opinion of Simpson Thacher & Bartlett LLP.
15.1**	Awareness Letter of KPMG LLP, Independent Registered Public Accounting Firm.
23.1**	Consent of Independent Registered Public Accounting Firm.
23.2**	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on signature page).
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust Company National Association, as trustee under the indenture.
107**	Filing Fee Table.

*	To be filed by post-effective amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
**	Filed herewith.
(1)	Incorporated by reference to Electronic Arts Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2017, filed on February 6, 2018.
(2)	Incorporated by reference to Electronic Arts Inc.’s Current Report on Form 8-K, filed on February 24, 2016.
(3)	Incorporated by reference to Electronic Arts Inc.’s Current Report on Form 8-K, filed on February 11, 2021.
(4)	Incorporated by reference to Electronic Arts Inc.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed on May 24, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Electronic Arts Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on November 28, 2023.

ELECTRONIC ARTS INC.
By:	/s/ Andrew Wilson
Andrew Wilson, Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Stuart Canfield and Jacob J. Schatz, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Andrew Wilson	Chief Executive Officer	November 28, 2023
Andrew Wilson	(Principal Executive Officer)

/s/ Stuart Canfield	Executive Vice President, Chief Financial Officer	November 28, 2023
Stuart Canfield	(Principal Financial Officer)

/s/ Eric Kelly	Senior Vice President, Chief Accounting Officer	November 28, 2023
Eric Kelly	(Principal Accounting Officer)

/s/ Kofi A. Bruce	Director	November 28, 2023
Kofi A. Bruce

/s/ Rachel A. Gonzalez	Director	November 28, 2023
Rachel A. Gonzalez

/s/ Jeffrey T. Huber	Director	November 28, 2023
Jeffrey T. Huber

/s/ Talbott Roche	Director	November 28, 2023
Talbott Roche

/s/ Richard A. Simonson	Director	November 28, 2023
Richard A. Simonson

/s/ Luis A. Ubiñas	Director	November 28, 2023
Luis A. Ubiñas

/s/ Heidi J. Ueberroth	Director	November 28, 2023
Heidi J. Ueberroth

/s/ Andrew Wilson	Chairman of the Board	November 28, 2023
Andrew Wilson